Exhibit 3.1
                    RESTATED CERTIFICATE OF INCORPORATION OF
                          INSITUFORM EAST, INCORPORATED

                Under Section 245 of the General Corporation Law
                            of the State of Delaware

     INSITUFORM EAST, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     1. This Corporation was originally incorporated on February 26, 1970 under the name Universal Construction and Supply Company.

     2. A Certificate of Amendment changing the corporate name to Insituform East, Incorporated was recorded on August 24, 1978.

     3. Another Certificate of Amendment was recorded on July 9, 1980 increasing the authorized shares of corporate stock from fifty thousand (50,000) shares to five hundred thousand (500,000) shares, all the same being Common Stock with a par value of One Dollar ($1 .00) per share.

     4. Another Certificate of Amendment was recorded on January 25, 1984 increasing the authorized shares of corporate stock from five hundred thousand (500,000) shares to eight million (8,000,000) shares, all the same being Common Stock with a par value of Four Cents ($.04) per share.

     5. Another Certificate of Amendment was recorded on February 20, 1986

          (a) increasing the authorized shares of corporate stock to a total of Fourteen Million Five Hundred Thousand (14,500,000), of which Ten Million (10,000,000) shares shall be designated as Common Stock and Four Million Five Hundred Thousand (4,500,000) shares shall be designated as Class B Common Stock, each having a par value of Four Cents ($.04) per share;

          (b) outlining the powers and rights of the Common Stock and Class B Common Stock; and

          (c) explaining the conversion of Class B Common Stock shares to Common Stock shares.

     6. Another Certificate of Amendment was recorded on January 16, 1987 increasing the authorized shares of corporate stock to a total of Ten Million Eight Hundred Thousand (10,800,000), of which Ten Million (10,000,000) shares shall be designated as Common Stock and Eight Hundred Thousand (800,000) shares shall be designated as Class B Common Stock, each having a par value of Four Cents ($.04) per share.

     7. That at a Meeting of the Board of Directors of Insituform East, Incorporated resolutions were duly adopted determining that the entire Certificate of Incorporation be restated as follows and that the Certificate of Incorporation of Insituform East, Incorporated be as follows:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is: INSITUFORM EAST, INCORPORATED.

     SECOND: The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle in the State of Delaware. The name of the Registered Agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware, including:

     A. To engage, generally, in the business of construction as an underground utility systems contractor, utilizing an Insituform(R) process of sewer and pipe rehabilitation and to undertake and perform projects of all kinds as such utility contractor.

     B. To take, own, hold, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of real property within or without the State of Maryland, wherever situated.

     C. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of and to deal in trading goods, wares, merchandise and property of any and every class and description, and in any part of the world.

     D. To acquire the good will, rights and property, and to undertake the whole or any part of the assets or liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner all or any part of any business so acquired, and to exercise all the powers necessary or convenient in or about the conduct and management of such business.

     E. To apply for, purchase or in any manner to acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant license or other rights in respect of, and in any manner deal with any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries, or otherwise, and to work, operate or develop the same and to carry on any business, which may directly or indirectly effectuate these objects or any of them.

     F. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of any indebtedness created by any other corporation or corporations or any other state, country, nation or government, and while the owner of said stock may exercise all the rights, powers and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do.

     G. To enter into, make and perform contracts of every kind with any person, firm, association or corporation, municipality, body politic, county, territory, state, government or colony or dependency thereof, and without limit as to amount to draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidence of indebtedness whether secured by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     H. To have offices, conduct its business, and promote its objects within and without the State of Delaware, in other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, without restriction as to place or amount.

     I. To do any and all of the things hereinafter set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, or otherwise, either alone or in conjunction with others, to the extent not prohibited to corporations by law.

     J. To issue from to time its authorized shares, and securities, options, warrants, and/or other rights convertible therein to, for such lawful consideration, whether money or otherwise as may be set forth in the corporate By-Laws, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

     K. The foregoing enumeration of the purposes, objects and businesses of the Corporation is made in furtherance of and not in limitation of the powers conferred upon the Corporation by law, and is not intended by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any purpose, object or business mentioned or to limit or restrict any of the powers of the Corporation, the Corporation having the right to engage in any other businesses for which it shall be lawful for corporations of the State of Delaware to engage in, including the performance of all lawful and appropriate actions and things with respect thereto from time to time.

     FOURTH: Capital Stock.

     A. Classes and Number of Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Ten Million Eight Hundred Thousand (10,800,000). The classes and the aggregate number of shares of capital stock of each class which the Corporation shall have the authority to issue are as follows:

     1. Ten Million (10,000,000) shares of Common Stock, par value four cents ($.04) per share (hereinafter the "Common Stock").

     2. Eight Hundred Thousand (800,000) shares of Class B Common Stock, par value four cents ($.04) per share (hereinafter the "Class B Stock").

     B. Powers and Rights of the Common Stock and the Class B Stock.

     1. Voting Rights and Powers. With respect to all matters upon which Stockholders are entitled to vote or to which Stockholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Stock shall vote together without regard to class, and every holder of any outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name, and every holder of any outstanding shares of Class B Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Stock standing in his name, provided that at such time as shares of Class B Stock become outstanding, holders of shares of Common Stock, voting separately as a class with each holder of the outstanding shares of Common Stock being entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name, shall have the right to elect that number of Directors so that not less than twenty-five percent (25%) (calculated to the nearest whole number, rounding a fractional number of five tenths (.5) to the next highest whole number) of the total number of Directors of the Corporation fixed from time to time by, or in the manner provided for in, the By-laws of the Corporation, shall have been elected by the holders of the outstanding shares of Common Stock. The remaining Directors shall be elected by the majority vote of the holders of the outstanding shares of Class B Stock voting separately as a class, with each holder of the outstanding shares of Class B Stock being entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name. With respect to any proposed amendment to this Certificate of Incorporation which would increase or decrease the number of authorized shares of either Common Stock or Class B Stock, increase or decrease the par value of the shares of Common Stock or Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of Common Stock or Class B Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Stock voting together, without regard to class, as hereinbefore provided.

     2. Board of Directors.

     a. Number. The number of Directors comprising the Board of Directors shall be fixed by, or in the manner provided in, the By-laws, but shall not be less than three, at least one of whom (or no less than 25% of whom) shall be electable by the holders of the outstanding shares of Common Stock voting separately as a class as hereinbefore provided.

     b. Standing and Term. All Directors shall have equal standing, serve terms of equal duration and have equal voting powers.

     c. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the remaining Directors then in office, even though less than a quorum.

     d. Removal. Directors elected or electable (in the case of vacancies or newly created directorships filled by the remaining Directors) by the holders of the outstanding shares of Common Stock or Class B Stock voting separately as a class may be removed, with or without cause, only by the vote or consent of a majority of the votes then entitled to be cast by the holders of the shares of the class which elected such Directors.

     e. Common Stock Directorships Designation. Subsequent to the issuance of shares of Class B Stock, the Board of Directors shall designate not less than twenty-five percent (25%) (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the then authorized number of directorships as directorships to be elected by the separate class vote of the holders of the outstanding shares of Common Stock at the next meeting of Stockholders at which Directors are to be elected. Any Director filling such a designated directorship shall hold office until his successor is elected and qualified or until his earlier resignation, death or removal. The Board of Directors shall designate the remaining directorships to be elected by the holders of the outstanding shares of Class B Stock, in the manner provided herein.

     3. Dividends and Distributions.

     a. Cash Dividends. At any time shares of Class B Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of Common Stock shall in all cases be twenty percent (20%) higher on a per share basis than the cash dividend payable on shares of Class B Stock. For purposes of calculating the cash dividend to be paid on shares of Common Stock and Class B Stock, the amount of the cash dividend declared and payable on shares of Common Stock, determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof. Cash dividends may be declared and paid on shares of Common Stock without being declared and paid on shares of Class B Stock. The holders of the outstanding shares of Common Stock shall receive such cash dividend preferences for each of the first three of the Corporation's fiscal years in which cash dividends are declared, beginning from and including the first fiscal year in which dividends are declared on the outstanding shares of Common Stock subsequent to the effective date of this provision of this Restated Certificate. At the conclusion of such third fiscal year, this right shall terminate, except that, in the discretion of the Board of Directors, cash dividends may be declared and paid on each outstanding share of Common Stock without being declared and paid, or in amounts greater than the cash dividends declared and paid, on outstanding shares of Class B Stock.

     b. Other Dividends and Distributions. Each share of Common Stock and each share of Class B Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, which occur after the date shares of Class B Stock are first issued by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock.

     4. Other Rights. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of Common Stock and each share of Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

     5. Issuance of Class B Stock. The Board of Directors may authorize by resolution the manner in which shares of Class B Stock shall initially be issued and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other action by the Stockholders, except as otherwise required by law. Such initial issuance shall only be to the then holders of the outstanding shares of Common Stock. Subsequent to such initial issuance, shares of Class B Stock may be issued upon such terms and conditions, and in such manner, as the Board of Directors in its discretion deems appropriate.

     6. Conversion of Class B Stock. Each share of Class B Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of Common Stock. Any holder of shares of Class B Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Class B Stock to be converted to the agent for the registration of transfer of shares of Class B Stock at its office, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Class B Stock; provided, however, that if any shares of Class B Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Class B Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of the outstanding shares of Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Class B Stock, such number of shares of Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Stock, provided the Corporation may deliver shares of Common Stock which have previously been exchanged for shares of Class B Stock or which are held in the treasury of the Corporation for shares of Class B Stock to be converted. If any shares of Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will take reasonable and appropriate action to cause such shares to be duly registered or approved, as the case may be. All shares of Common Stock which may be issued upon conversion of shares of Class B Stock will, upon issue, be fully paid and nonassessable.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The private property of the Stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH: The Board of Directors shall be authorized to adopt, alter, amend or repeal the By-Laws of the Corporation. The adoption of this power does not divest the Stockholders of the power to adopt, alter, amend or repeal such By-Laws.

     EIGHTH: No contract or other transaction between the Corporation and any person, firm, association or other corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Stockholders, Directors or officers of this Corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract or transaction, or are related to or otherwise interested in as a Director, Stockholder, officer, employee, member, or otherwise, of such other person, firm, association or corporation. Any Stockholder, Director or officer so interested or related, as aforesaid, who is present at any meeting at which action on any such contract or transaction is taken, may be counted in determining the presence of a quorum at such meeting and vote thereat with respect to such contract or transaction. No Stockholder, Director or officer interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or any Stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract or transaction, or be accountable for any personal gains or profits he may have realized thereby.

     NINTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on Stockholders, Directors and officers are subject to this reserved power.

     ELEVENTH: Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

     Pursuant to resolution of its Board of Directors at a Regular Meeting of the Board of Directors on 9 December 1994, this Restated Certificate of Incorporation of Insituform East, Incorporated was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware; only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented; and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, said Insituform East, Incorporated has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert W. Erikson, its President, and Robert F. Hartman, its Secretary, this 9th day of December, 1994.

ATTEST:
/s/ Robert F. Hartman                        /s/ Robert W. Erikson
Robert F. Hartman                            By: Robert W. Erikson
Secretary                                    President


[Corporate Seal]

        Certificate of Correction Filed to Correct A Certain Error in the Restated Certificate of Incorporation of Insituform East, Incorporated
 Filed in the Office of the Secretary of State of Delaware On December 13, 1994
--------------------------------------------------------------------------------

     INSITUFORM EAST, INCORPORATED, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     1. The name of the corporation is Insituform East, Incorporated (the "Corporation").

     2. A Restated Certificate of Incorporation (the "Restated Certificate") was filed in the office of the Secretary of State of Delaware on December 13, 1994, and the Restated Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. The fourth full sentence of Subsection 3 of Section B of Article FOURTH is inaccurate to the extent that it reads "subsequent to the effective date of this provision of this Restated Certificate" and is hereby corrected to read "subsequent to February 20, 1986, the effective date of this provision".

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert W. Erikson, its President, and Robert F. Hartman, its Secretary, this 13th day of December, 1994.


ATTEST:
/s/ Robert F. Hartman                        /s/ Robert W. Erikson
Robert F. Hartman                            By: Robert W. Erikson
Secretary                                    President

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          INSITUFORM EAST, INCORPORATED

                         Pursuant to Section 242 of the
                           General Corporation Law of
                              the State of Delaware

     Insituform East, Incorporated (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the text of article FIRST thereof and inserting the following in lieu thereof:

     "FIRST: The name of the Corporation (hereinafter called the "Corporation") is: INEI Corporation"

     2. The foregoing amendment was duly adopted by the Board of Directors of the Corporation at a duly convened meeting held on June 18, 2003 in accordance with the provisions of Sections 242 of the DGCL and approved by written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

     IN  WITNESS  WHEREOF,   Insituform  East,   Incorporated  has  caused  this
Certificate to be executed by George Erikson its Chairman, on this 5th day of September, 2003.

                                            INSITUFORM EAST, INCORPORATED

                                            By: /s/George Wm. Erikson
                                            Name:  George Wm. Erikson
                                            Office:  Chairman